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                                                                    EXHIBIT 99.2

[SIPEX LOGO]                                                        NEWS RELEASE


                                                        CONTACT: Walid Maghribi
                                                                 President & CEO
                                                                 408-935-7608


AFFILIATE OF FUTURE ELECTRONICS EXERCISES WARRANT TO PURCHASE 900,000 SHARES OF SIPEX COMMON STOCK

SIPEX EASES STANDSTILL RESTRICTIONS ALLOWING AFFILIATES OF FUTURE ELECTRONICS TO OWN UP TO 49% OF COMPANY'S OUTSTANDING SHARES OF COMMON STOCK


(MILPITAS, CA - AUGUST 5, 2004) - Sipex Corporation (Nasdaq: SIPX), a leading provider of high performance, analog integrated circuits (ICs), today reported that affiliates of Future Electronics have exercised a warrant to purchase 900,000 shares of Sipex common stock at an exercise price of $2.9458 per share for a total of $2,651,220. The warrant was issued to the affiliates of Future Electronics in conjunction with the $12 million convertible note issued in 2002, which was converted into common stock earlier this year. In connection with this exercise of the warrant, Sipex agreed to modify the standstill restrictions on the affiliates of Future Electronics Inc. to enable them to hold up to 49% of the Company's outstanding common stock or 42.5% on a fully diluted basis, whichever is less. Based on currently outstanding shares, the affiliates of Future Electronics can purchase approximately 3 million shares on the open market.

"Considering Future Electronics and its affiliates' long term view of the business prospects of Sipex and the current price of our stock, the board agreed that it is beneficial to permit more of our stock to be purchased by investors who share our long term view. In addition, Sipex's cash position will improve from the exercise of the warrant in the amount of $2.65 million. We are pleased with the continued confidence and support of our partner," said Walid Maghribi, president and CEO of Sipex.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements including, but not limited to, statements regarding the anticipated or potential purchase of additional Sipex shares by the affiliates of Future Electronics. These statements are neither promises nor guarantees, but are subject to risks and uncertainties that could cause actual results and future events to differ materially from the forward-looking statements. These risks and uncertainties include, among others: the risk that the affiliates of Future Electronics will not purchase additional or up to 3 million Sipex shares; that the Sipex's cash position will improve; that the arrangement will prove not to be beneficial to Sipex and its shareholders; that Future and its affiliates ownership position and voting power in Sipex will not prove beneficial to Sipex and its other common shareholders; and other risks and uncertainties associated with Sipex's business. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date they are made, and Sipex disclaims any obligation to update these statements. For additional information regarding the risks relating to Sipex's business, see Sipex Corporation's annual report on Form 10-K for the year ended December 31, 2003, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, and other relevant materials filed by Sipex with the SEC.

ABOUT SIPEX
Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with power management, interface, and optical storage ICs for use in computing, communications, and networking infrastructure. The company is headquartered in Milpitas, California with additional sales offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells direct and through distribution channels. For more information about Sipex, visit www.sipex.com.